UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2005

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

000-50744

(Commission File Number)

Delaware	33-0768598
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4545 Towne Centre Court

San Diego, California  92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On July 28, 2005, NuVasive, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2005.  A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 26, 2005, Joseph S. Lacob resigned from the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”).  Mr. Lacob was a Class I director whose term would have otherwise expired at the 2005 annual meeting of stockholders.  At the time of his resignation, Mr. Lacob was a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee.  The resignation of Mr. Lacob from the Board did not involve any disagreement with the Company.  The Company does not intend to fill the position vacated by Mr. Lacob on the Board.

On July 27, 2005, the Board approved a resolution reducing the authorized size of the Board from eight (8) directors to seven (7) directors.

Item 9.01              Financial Statements and Exhibits

(c)           Exhibits

Exhibit 99.1           Press release issued by NuVasive, Inc. on July 28, 2005, announcing financial results for the quarter ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: July 28, 2005	By:	/s/ Kevin C. O’Boyle
Kevin C. O’Boyle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press release issued by NuVasive, Inc. on July 28, 2005, announcing financial results for the quarter ended June 30, 2005.